                                                                Exhibit 21.1

SysComm International Corporation
List of Subsidiary Companies
(as of December 22, 2000)
                                                      Country or State
Company Name                                          of Incorporation
------------                                          ----------------

Information Technology Services, Inc.                 New York
Information Products Center, Inc.                     New Jersey



                                    Ex 21